SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):                   April 7, 2003

New Horizons Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17840	22-2941704

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1900 S. State College Boulevard, Suite 200, Anaheim, California	92806

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                   (714) 940-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4.   Changes in Registrant’s Certifying Accountant.

        On April 7, 2003, Deloitte & Touche LLP (“D&T”) notified New Horizons Worldwide, Inc. (the “Company”) that it will not stand for reappointment as the Company’s independent auditors. The Audit Committee of the Company’s Board of Directors is in the process of selecting and appointing a new independent auditor.

        The reports of D&T on the consolidated financial statements for the years ended December 31, 2002 and 2001, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. In addition, during the years ended December 31, 2002 and 2001, there have been no disagreement(s) with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of D&T, would have caused them to make reference thereto in their report on the financial statements for such years. During the two most recent years and through April 7, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

        The Company has requested that D&T furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated April 8, 2003 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

                   (c)          Exhibits.

                   16.1         Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated April 8, 2003.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZONS WORLDWIDE, INC.

By: /s/ Robert S. McMillan
Date: April 11, 2003	Robert S. McMillan Vice President, Treasurer, & Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description of Exhibit

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated April 8, 2003.

E-1

Exhibit 16.1

April 8, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, Northwest
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of New Horizons Worldwide, Inc.‘s form 8K dated April 7, 2003 and have the following comments:

1.	We agree with the statements made in (i) the first sentence of paragraph 1, (ii) paragraph 2 and (iii) paragraph 3.

2.	We have no basis on which to agree or disagree with the statement made in the second sentence of paragraph 1.

Yours truly,

Deloitte & Touche LLP